UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2015

NEW MEDIA INSIGHT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54718	27-2235001
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

28202 N. 58th Street, Cave Creek, AZ	85311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 275-2294

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On December 10, 2014, New Media Insight Group, Inc. (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with Premier Venture Partners, LLC (“Premier”). Under the terms of the Purchase Agreement, Premier has agreed to invest up to $2,000,000 to purchase shares of the Company’s common stock. The Company also entered into a registration rights agreement (the “Registration Agreement”) with Premier, which governs the filing of a registration statement, intended to cover the securities acquired under the Purchase Agreement.

On February 25, 2015, the Company entered into an amending agreement dated February 25, 2015 (the “Amending Agreement”) with Premier, whereby Premier and the Company agreed to amend the Purchase Agreement so that the Purchase Agreement terminates upon the occurrence of a material adverse effect as defined in the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

10.1	Equity Purchase Agreement dated December 10, 2014 (incorporated by reference to our Current Report on Form 8-K filed on December 17, 2014 as Exhibit 10.1).

10.2	Registration Rights Agreement dated December 10, 2014 (incorporated by reference to our Current Report on Form 8-K filed on December 17, 2014 as Exhibit 10.2) .

10.3	Amending Agreement dated February 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INSIGHT GROUP, INC.

/s/Michael Palethorpe
Michael Palethorpe
President, Chief Executive Officer, Chief Financial Officer,
Secretary and Director
Date:  February 27, 2015